Bank of America





                                              Agency Management Services


TO:            The Bank Group

               Ann Taylor, Inc.
               Attention:  James M. Smith, VP and Controller


SUBJECT:       Ann Taylor, Inc.
               Credit Agreement dated as of July 29, 1994, as amended Extension of Final Maturity Date to July 29, 1998


Ladies and Gentlemen:

Please be advised that, as requested by Ann Taylor, Inc. all Banks have consented to the extension of the Final Maturity Date. Please update your records to reflect a Final Maturity Date of July 29, 1998.

Please feel free to contact me at (415) 953-8501 if you have any questions.

Sincerely,

/s/ Dietmar Schiel
-------------------
    Vice President